UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2020

DRAGONEER GROWTH OPPORTUNITIES CORP. II

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39709	98-1560055
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Letterman Drive Building D, Suite M500 San Francisco, CA	94129
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 539-3099

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, $0.0001 par value	DGNS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 16, 2020, the Registration Statement on Form S-1 (File No. 333-249767) (the “Registration Statement”) relating to the initial public offering (the “IPO”) of Dragoneer Growth Opportunities Corp. II, a Cayman Islands exempted company (the “Company”) was declared effective by the U.S. Securities and Exchange Commission. On November 19, 2020, the Company consummated the IPO of 27,600,000 Class A ordinary shares, $0.0001 par value (the “Shares”), which includes Shares issued pursuant to the full exercise of the Underwriters’ option to purchase additional Shares to cover overallotments. The Shares were sold at an offering price of $10.00 per Share, generating gross proceeds of $276,000,000 (before underwriting discounts and commissions and offering expenses). Further, in connection with the IPO, the Company entered into the following agreements, forms of which were previously filed as exhibits to the Registration Statement:

•

an Underwriting Agreement, dated November 16, 2020, between the Company and Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters, which contains customary representations and warranties and indemnification of the underwriters by the Company;

•

a Private Placement Shares Purchase Agreement, dated November 16, 2020, between the Company and Dragoneer Growth Opportunities Holdings II (the “Sponsor”), pursuant to which the Sponsor purchased 752,000 private placement shares at a price of $1.00 per warrant (the “Private Placement Shares”);

•

an Investment Management Trust Agreement, dated November 16, 2020, between the Company and Continental Stock Transfer & Trust Company, as trustee, which establishes the trust account that will hold the net proceeds of the IPO proceeds and certain of the proceeds of the sale of the Private Placement Shares, and sets forth the responsibilities of the trustee; the procedures for withdrawal and direction of funds from the trust account; and indemnification of the trustee by the Company under the agreement;

•

a Registration and Shareholder Rights Agreement, dated November 16, 2020, between the Company and the Sponsor, which provides for customary demand and piggy-back registration rights for the Sponsor, customary piggy-back registration rights for such other equityholders, as well as certain transfer restrictions applicable to the Sponsor with respect to the Company’s securities, and, upon and following consummation of our initial business combination, the right of the Sponsor to nominate three individuals for election to the Company’s board of directors;

•

a Letter Agreement, dated November 16, 2020, by and between the Company, the Sponsor and each of the officers and directors of the Company, pursuant to which the Sponsor and each officer and director of the Company has agreed to vote any Shares, Class B ordinary shares of the Company or Private Placement Shares held by him, her or it in favor of the Company’s initial business combination; to facilitate the liquidation and winding up of the Company if an initial business combination is not consummated within the time period set forth in the Company’s Amended and Restated Memorandum and Articles of Association; to certain transfer restrictions with respect to the Company’s securities; and to certain indemnification obligations of the Sponsor; and

•

Indemnity Agreements, each dated November 16, 2020, between the Company and each of the officers and directors of the Company, pursuant to which the Company has agreed to indemnify each officer and director of the Company against certain claims that may arise in their roles as officers and directors of the Company.

The above descriptions are qualified in their entirety by reference to the full text of the applicable agreement (or, in the case of the Indemnity Agreements, the form of the agreements), each of which is incorporated by reference herein and attached hereto as Exhibits 1.1, 10.1, 10.2, 10.3, 10.4 and 10.5, respectively.

Item 3.02	Unregistered Sales of Equity Securities.

Simultaneous with the consummation of the IPO and the issuance and sale of the Shares, the Company consummated the private placement of 752,000 Private Placement Shares at a price of $1.00 per Private Placement Shares, generating total proceeds of $7,520,000 (the “Private Placement”). The Private Placement Shares, which were purchased by the Sponsor, are substantially similar to the Shares, except that if held by the Sponsor or its permitted transferees they will be subject to transfer restrictions until 30 days following the consummation of the Company’s initial business combination, subject to certain limited exceptions.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2020, in connection with the IPO, Sarah J. Friar, David D. Ossip, Gokul Rajaram and Jay Simons (the “New Directors” and, together with Marc Stad and Pat Robertson, the “Directors”) were appointed to the board of directors of the Company (the “Board”).

Mr. Ossip, Mr. Rajaram and Mr. Simons will serve as members of the audit committee, with Mr. Rajaram serving as chair of the audit committee. Ms. Friar and Mr. Simons will serve as members of the compensation committee, with Mr. Simons serving as chair of the compensation committee.

Following the appointment of the New Directors, the Board is comprised of the following three classes: the term of office of the first class of directors, consisting of Mr. Stad and Mr. Robertson, will expire at the Company’s first annual general meeting; the term of office of the second class of directors, consisting of Ms. Friar, will expire at the Company’s second annual general meeting; and the term of office of the third class of directors, consisting of Mr. Ossip, Mr. Rajaram and Mr. Simons, will expire at the Company’s third annual general meeting.

On October 29, 2020, the Sponsor transferred 75,000 of the Company’s Class B ordinary shares to each of Ms. Friar, Mr. Ossip, Mr. Rajaram and Mr. Simons. The Company will reimburse the Directors for reasonable out-of-pocket expenses incurred in connection with fulfilling their roles as directors.

Other than the foregoing, none of the Directors are party to any arrangement or understanding with any person pursuant to which they were appointed as directors, nor are they party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company.

Item 5.03	Amendments to Memorandum and Articles of Association.

On November 16, 2020, the Company adopted its Amended and Restated Memorandum and Articles of Association. The Amended and Restated Memorandum and Articles of Association is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 8.01	Other Events.

A total of $276,000,000 of the net proceeds from the IPO and the Private Placement (which includes approximately $8,050,000 of the underwriters’ deferred discount) were placed in a trust account established for the benefit of the holders of the Shares issued in the IPO with Continental Stock Transfer & Trust Company acting as trustee. Except with respect to interest earned on the funds held in the trust account that may be released to the Company to pay its franchise and income tax obligations, the funds held in the trust account will not be released from the trust account until the earliest of: (1) the completion of the Company’s initial business combination; (2) the redemption of any public shares properly submitted in connection with a shareholder vote to amend the Company’s Amended and Restated Certificate of Incorporation (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with its initial business combination or to redeem 100% of the Company’s public shares if the Company does not complete its initial business combination within 24 months (or 27 months, as applicable) from the closing of the IPO or (B) with respect to any other provision relating to the rights of holders of the Shares; and (3) the redemption of all of the Company’s public shares if the Company is unable to complete its initial business combination within 24 months (or 27 months, as applicable) from the closing of the IPO, subject to applicable law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

1.1	Underwriting Agreement between the Company and Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters

3.1	Amended and Restated Memorandum and Articles of Association

10.1	Private Placement Shares Purchase Agreement between the Company and Dragoneer Growth Opportunities Holdings II

10.2	Investment Management Trust Account Agreement between Continental Stock Transfer & Trust Company and the Company

10.3	Registration and Shareholder Rights Agreement between the Company and certain security holders

10.4	Letter Agreement between the Company, Dragoneer Growth Opportunities Holdings II and each of the officers and directors of the Company

10.5	Form of Indemnity Agreements, dated November 16, 2020, between the Company and each of the officers and directors of the Company

99.1	Press Release, dated November 16, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 20, 2020	DRAGONEER GROWTH OPPORTUNITIES CORP. II

	By:	/s/ Pat Robertson
	Name:	Pat Robertson
	Title:	President and Chief Operating Officer